UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01 13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia	30701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2009, Mr. James F. Brunk (age 44) has been promoted to the position of Corporate Controller and Principal Accounting Officer of Mohawk Industries, Inc. (“Mohawk”). Mr. Brunk joined Mohawk in October 2006 as Chief Financial Officer for the Mohawk Home Division and has served in that role since such time. Prior to joining Mohawk, Mr. Brunk was Vice President, Finance – Transportation-Americas for Exide Technologies from January 2005 to October 2006. He also held various senior financial positions with Oxford Automotive, Inc., from August 1996 to December 2004, including Vice President of Finance, North American Operations from August 2001 to December 2004.

Mohawk’s employment of Thomas J. Kanuk, the Company’s previous Corporate Controller and Principal Accounting Officer, terminated April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: May 1, 2009	By:	/s/ FRANK H. BOYKIN
Frank H. Boykin
Chief Financial Officer